Exhibit 99.1

News Release
Media Contact:	Lauren C. Steele
Senior VP - Corporate Affairs
704-557-4551
Investor Contact:	James E. Harris
Senior VP – Shared Services & CFO
704-557-4582

FOR IMMEDIATE RELEASE	Symbol: COKE
October 20, 2014	Quoted: The NASDAQ Stock Market (Global Select Market)

Coca-Cola Bottling Co. Consolidated Announces Agreement with

The Coca-Cola Company to Exchange Franchise Territory

•	Company will exchange its territory in Jackson, TN for territory in Lexington, Kentucky

•	Additional phase of previously-announced franchise territory realignment

CHARLOTTE, NC—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE), the nation’s largest independent Coca-Cola bottler, today announced it has signed a definitive agreement with The Coca-Cola Company to exchange the bottler’s franchise territory in Jackson, TN for territory currently served by Coca-Cola Refreshments USA, Inc. (CCR), a wholly-owned subsidiary of The Coca-Cola Company, in Lexington, KY. This agreement represents an additional phase of the proposed franchise territory expansion and realignment described in the previously-announced Letter of Intent between the Company and The Coca-Cola Company. The Company expects the exchange transaction to close in the first half of 2015.

The Company is continuing to work toward definitive agreements with The Coca-Cola Company for the remainder of the proposed franchise territory expansion and realignment, including territories currently served by CCR in Cleveland and Cookeville, TN, Louisville, Paducah and Pikeville, KY and Evansville, IN.

Coca-Cola Consolidated Chairman and CEO J. Frank Harrison III said, “We are excited about signing a definitive agreement for another phase of our previously announced transaction with The Coca-Cola Company. We look forward to serving the Lexington community – including our customers, consumers, and new employees there.”

The definitive agreement and other agreements to be entered into at closing will provide for the Company to receive CCR’s existing rights in the Lexington, KY territory to distribute brands owned by The Coca-Cola Company, as well as certain other brands not owned by The Coca-Cola Company that are currently being distributed in the Lexington, KY territory by CCR. Such agreements will also provide for the Company to transfer to CCR all of the Company’s existing rights in the Jackson, TN territory to distribute brands owned by The Coca-Cola Company, as well as rights to other brands not owned by The Coca-Cola Company that are currently being distributed in the Jackson, TN territory. The transaction also includes the exchange, by the Company and CCR, of certain distribution assets and working capital items in the Company’s Jackson, TN territory for comparable items in CCR’s Lexington, KY territory.

Closing of the transaction is subject to the parties satisfying certain conditions. There can be no assurances that these conditions will be satisfied or, if not satisfied, waived. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission regarding the proposed transaction that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com. For more information about the transaction, including the closing conditions and about the Company’s relationship with The Coca-Cola Company, investors should read the information included in the Company’s Current Report on Form 8-K and the agreements filed as exhibits to such report.

Headquartered in Charlotte, NC, Coca-Cola Consolidated is the nation’s largest independent Coca-Cola bottler with franchise territories in 11 states. The Company’s current major markets include: Charlotte, Raleigh, Wilmington, Greenville, the Triad, and Asheville in North Carolina; Greenville, Columbia, and Charleston in South Carolina; Charleston, Beckley, and Parkersburg in West Virginia; Roanoke and Bristol in VA; Nashville, Johnson City and Morristown in TN; Columbus and Albany in GA; Mobile, AL; Panama City, FL; and Biloxi, MS.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for the proposed territory expansion described in the Letter of Intent between the Company and The Coca-Cola Company entered into in April 2013. These statements include, among others, statements regarding the time frame for and sequencing of the proposed territory expansion and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Implementation of the balance of the proposed territory expansion described in the April 2013 Letter of Intent is subject to negotiation and execution of definitive agreements with The Coca-Cola Company and its affiliates for and consummation of specific territory expansion transactions. Among the other events or uncertainties which could adversely affect our performance in future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers could impact our profitability; increased purchases of finished goods subject us to incremental risks that could impact our profitability; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended December 29, 2013 under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—